EXHIBIT 3.1(e)

                            CERTIFICATE OF AMENDMENT
                                       OF
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                              DERMARx CORPORATION.
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         Adopted in accordance with the provisions of Section 242 of the
                General Corporation Law of the State of Delaware
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         I, Maryanne Carroll, President of DERMARx CORPORATION., a corporation organized and existing under the laws of the State of Delaware, do hereby certify as follows:

         FIRST, that the Certificate of Incorporation of said corporation be amended as follows:

1. By striking out the whole of ARTICLE FOURTH, subparagraph (a) as it now exists and inserting in lieu and instead thereof a new ARTICLE FOURTH, subparagraph (a) reading as follows:

                               "The maximum number of shares that the
              corporation shall have authority to issue is Eight Million Eight Hundred (8,000,800) of which eight millions (8,000,000) shares shall be common stock having a par value of $0.05 per share ("common stock") and eight hundred (800) shall be series preferred stock having a par value of $.10 per share (series preferred stock)."

         SECOND, that such amendment has been duly adopted in accordance with the provisions of the General Corporation law of the State of Delaware by the written consent of the holders of not less than a majority of the outstanding stock entitled to vote thereon and that written notice of the corporate action has been given to those stockholders who have not consented in writing, all in accordance with the provision of Section 228 of the General Corporation Law of the State of Delaware.



                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 11/07/1995
                                                             950257965 - 2063399



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         IN WITNESS WHEREOF, I have signed this certificate this 6th day of
November, 1995.



                                             /s/ Maryanne Carroll
                                             ----------------------------
                                             Maryanne Carroll, President






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